Management's Assertion on Compliance with Applicable
Regulation AB Servicing Criteria

1.
Rialto Capital Advisors, LLC ("Rialto"), the special servicer for the transactions listed below, is responsible for assessing compliance with the servicing criteria applicable to it under paragraph (d) of Item 1122 of Regulation AB, for the period from May 1, 2012*, up to and including December 31, 2012 (the "Reporting Period"), as set forth in
Appendix A hereto. The transactions covered by this report include following commercial mortgage-asset backed securities transactions for which Rialto acted as special servicer on or after May 1, 2012 (the "Platform"), and were registered after
January 1, 2006 with the Securities and Exchange Commission pursuant to the Securities
Act of 1933:
FDIC 2012-C1
WFRBS 2012-C8
WFCM 2012-LC5
UBS 2012-C3
UBS 2012-C4
GSMS 2012-GCJ9
JPMCC 2012-LC9
2.
Rialto has engaged certain vendors (the "Vendors") to perform specific, limited, or scripted activities, and Rialto elects to take responsibility for assessing compliance with the servicing criteria, or portion of the servicing criteria, applicable to such Vendors'
activities as set forth in Appendix A hereto. Rialto has determined that its Vendors are not "servicers" as defined in Item 1101 (j) of Regulation AB and asserts that it has policies and procedures in place to provide reasonable assurance that the Vendors'
activities comply, in all material respects, with the servicing criteria applicable to each vendor;
3.
Except as set forth in paragraph 4 below, Rialto used the criteria set forth in paragraph (d)
of Item 1122 of Regulation AB to assess the compliance with the applicable servicing criteria;
4.
The criteria listed in the column titled "Inapplicable Servicing Criteria" on Appendix A hereto are inapplicable to Rialto based on the activities it performs, directly or through its
Vendors, with respect to the Platform;
5.
Rialto has complied, in all material respects, with the applicable servicing criteria as of
December 31, 2012, and for the Reporting Period with respect to the Platform taken as a whole;
6.
Rialto has not identified and is not aware of any material instance of noncompliance by the Vendors with the applicable servicing criteria as of December 31, 2012, and for the
Reporting Period with respect to the Platform taken as a whole;
7.
Rialto has not identified any material deficiency in its policies and procedures to monitor the compliance by the Vendors with the applicable servicing criteria as of December 31,
2012, and for the Reporting Period with respect to the Platform taken as a whole; and
8.
NDB Accountants & Consultants LLP, a registered public accounting firm, has issued an attestation report on Rialto's assessment of compliance with the applicable servicing criteria for the Reporting Period.
Date: February 28, 2013
Name: Thekla Salzman
Title: Chief Administrative Officer
Signature:
/s/ Thekla Salzman
*Rialto Capital Advisors, LLC was not a named special servicer on any transactions subject to paragraph (d) of Item 1122 of Regulation AB prior to May 1, 2012 as a result this Assertion only covers the period commencing May 1, 2012 through and including December 31, 2012.

APPENDIX A
SERVICING CRITERIA
Reference
Criteria
Performed
by Special
Servicer
Inapplicable
Servicing
Criteria
General Servicing Considerations
1122(d)(1)(i)
Policies and procedures are instituted to monitor
any performance or other triggers and events of
default in accordance with the transaction
agreements.
X
1122(d)(1)(ii)
If any material servicing activities are outsourced
to third parties, policies and procedures are
instituted to monitor the third party's
performance and compliance with such servicing
activities.
X
1122(d)(1)(iii)
Any requirements in the transaction agreements
to maintain a back-up servicer for the [pool
assets] are maintained.

X
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is
in effect on the party participating in the
servicing function throughout the reporting
period in the amount of coverage required by and
otherwise in accordance with the terms of the
transaction agreements.

X
Cash Collection and Administration
1122(d)(2)(i)
Payments on [pool assets] are deposited into the
appropriate custodial bank accounts and related
bank clearing accounts no more than two
business days following receipt, or such other
number of days specified in the transaction
agreements.

X1
1122(d)(2)(ii)
Disbursements made via wire transfer on behalf
of an obligor or to an investor are made only by
authorized personnel.
X
1122(d)(2)(iii)
Advances of funds or guarantees regarding
collections, cash flows or distributions, and any
interest or other fees charged for such advances,
are made, reviewed and approved as specified in
the transaction agreements.

X
1122(d)(2)(iv)
The related accounts for the transaction, such as
cash reserve accounts or accounts established as a
form of overcollateralization, are separately
maintained (e.g., with respect to commingling of
cash) as set forth in the transaction agreements.

X
1122(d)(2)(v)
Each custodial account is maintained at a
federally insured depository institution as set
forth in the transaction agreements. For purposes
of this criterion, "federally insured depository
institution" with respect to a foreign financial
institution means a foreign financial institution
that meets the requirements of Rule 13k-1(b)(1)
of the Securities Exchange Act.
X
1122(d)(2)(vi)
Unissued checks are safeguarded so as to prevent
unauthorized access.
X
SERVICING CRITERIA
Reference
Criteria
Performed
by Special
Servicer
Inapplicable
Servicing
Criteria
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis
for all asset-backed securities related bank
accounts, including custodial accounts and
related bank clearing accounts. These
reconciliations are (A) mathematically accurate;
(B) prepared within 30 calendar days after the
bank statement cutoff date, or such other number
of days specified in the transaction agreements;
(C) reviewed and approved by someone other
than the person who prepared the reconciliation;
and (D) contain explanations for reconciling
items. These reconciling items are resolved
within 90 calendar days of their original
identification, or such other number of days
specified in the transaction agreements.

X
Investor Remittances and Reporting
1122(d)(3)(i)
Reports to investors, including those to be filed
with the Commission, are maintained in
accordance with the transaction agreements and
applicable Commission requirements.
Specifically, such reports (A) are prepared in
accordance with timeframes and other terms set
forth in the transaction agreements; (B) provide
information calculated in accordance with the
terms specified in the transaction agreements; (C)
are filed with the Commission as required by its
rules and regulations; and (D) agree with
investors' or the trustee's records as to the total
unpaid principal balance and number of [pool
assets] serviced by the Servicer.
X2
1122(d)(3)(ii)
Amounts due to investors are allocated and
remitted in accordance with timeframes,
distribution priority and other terms set forth in
the transaction agreements.

X
1122(d)(3)(iii)
Disbursements made to an investor are posted
within two business days to the Servicer's
investor records, or such other number of days
specified in the transaction agreements.

X
1122(d)(3)(iv)
Amounts remitted to investors per the investor
reports agree with cancelled checks, or other
form of payment, or custodial bank statements.

X
SERVICING CRITERIA
Reference
Criteria
Performed
by Special
Servicer
Inapplicable
Servicing
Criteria
Pool Asset Administration
1122(d)(4)(i)
Collateral or security on [pool assets] is
maintained as required by the transaction
agreements or related mortgage loan
documents.
X
1122(d)(4)(ii)
[pool asset] and related documents are
safeguarded as required by the transaction
agreements
X
1122(d)(4)(iii)
Any additions, removals or substitutions to
the asset pool are made, reviewed and
approved in accordance with any conditions
or requirements in the transaction
agreements.

X
1122(d)(4)(iv)
Payments on [pool assets], including any
payoffs, made in accordance with the related
[pool asset] documents are posted to the
Servicer's obligor records maintained no
more than two business days after receipt, or
such other number of days specified in the
transaction agreements, and allocated to
principal, interest or other items (e.g.,
escrow) in accordance with the related [pool
asset] documents.

X3
1122(d)(4)(v)
The Servicer's records regarding the [pool
assets] agree with the Servicer's records with
respect to an obligor's unpaid principal
balance.

X
1122(d)(4)(vi)
Changes with respect to the terms or status of
an obligor's [pool assets] (e.g., loan
modifications or re-agings) are made,
reviewed and approved by authorized
personnel in accordance with the transaction
agreements and related pool asset documents.
X
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g.,
forbearance plans, modifications and deeds
in lieu of foreclosure, foreclosures and
repossessions, as applicable) are initiated,
conducted and concluded in accordance with
the timeframes or other requirements
established by the transaction agreements.

X
1122(d)(4)(viii)
Records documenting collection efforts are
maintained during the period a [pool asset] is
delinquent in accordance with the transaction
agreements. Such records are maintained on
at least a monthly basis, or such other period
specified in the transaction agreements, and
describe the entity's activities in monitoring
delinquent [pool assets] including, for
example, phone calls, letters and payment
rescheduling plans in cases where
delinquency is deemed temporary (e.g.,
illness or unemployment).

X
1122(d)(4)(ix)
Adjustments to interest rates or rates of
return for [pool assets] with variable rates are
computed based on the related [pool asset]
documents.
X
SERVICING CRITERIA
Reference
Criteria
Performed
by Special
Servicer
Inapplicable
Servicing
Criteria
1122(d)(4)(x)
Regarding any funds held in trust for an
obligor (such as escrow accounts): (A) such
funds are analyzed, in accordance with the
obligor's [pool asset] documents, on at least
an annual basis, or such other period
specified in the transaction agreements; (B)
interest on such funds is paid, or credited, to
obligors in accordance with applicable [pool
asset] documents and state laws; and (C)
such funds are returned to the obligor within
30 calendar days of full repayment of the
related [pool assets], or such other number of
days specified in the transaction agreements.

X
1122(d)(4)(xi)
Payments made on behalf of an obligor (such
as tax or insurance payments) are made on or
before the related penalty or expiration dates,
as indicated on the appropriate bills or
notices for such payments, provided that
such support has been received by the
Servicer at least 30 calendar days prior to
these dates, or such other number of days
specified in the transaction agreements.

X
1122(d)(4)(xii)
Any late payment penalties in connection
with any payment to be made on behalf of an
obligor are paid from the Servicer's funds
and not charged to the obligor, unless the late
payment was due to the obligor's error or
omission.
X
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor
are posted within two business days to the
obligor's records maintained by the Servicer,
or such other number of days specified in the
transaction agreements.
X
1122(d)(4)(xiv)
Delinquencies, charge-offs and uncollectible
accounts are recognized and recorded in
accordance with the transaction agreements.
X
1122(d)(4)(xv)
Any external enhancement or other support,
identified in Item 1114(a)(1) through (3) or
Item 1115 of Regulation AB, is maintained
as set forth in the transaction agreements.
X
1)
Rialto performs the activities pertaining to these criteria, except for specific, limited activities performed by its third party property managers relating to REO Property, if any. Rialto has elected to take responsibility for assessing compliance with these servicing criteria with respect to the activities of its third party property managers.
2)
Only items (A) and (B) of the Servicing Criteria are applicable to Rialto Capital Advisors, LLC as special servicer.
Items (C) and (D) are inapplicable as the responsibility for filing reports with the Commission and agreeing totals to the Servicer records rests with the Trustee and/or Certificate Administrator, as applicable.
3)
Primary responsibility for processing borrower payments rests with the Master Servicer, however, Rialto Capital
Advisors, LLC may from time to time receive payments on an exception basis which are forwarded to the Master
Servicer in accordance with such criterion.